Exhibit 5.2

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

June 25, 2018

Azul S.A,
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP 06460-040, Brazil.

Azul S.A.
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Azul S.A., a sociedade por ações organized under the laws of the Federative Republic of Brazil (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form F-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of  (i) debt securities (“Debt Securities”) and (ii) preferred shares, directly or in the form of American depositary shares (“ADSs”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Registrants at the time of the applicable offering.

The Debt Securities will be issued in one or more series pursuant to an indenture proposed to be entered into by the Company and the trustee to be named therein (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Indenture”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the form of Indenture, the Registration Statement, the Prospectus, certificates of officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

Our opinion set forth below is limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when (i) the final terms of the Debt Securities have been duly established and approved by the Company; (ii) the issuance and sale of the Debt Securities are duly authorized by all necessary action (corporate or otherwise); (iii) such Debt Securities are duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company; and (iv) the Indenture has been qualified under the Trust Indenture Act of 1939, the Debt Securities endorsed thereon will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

The opinion set forth above is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  Further, with respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

SKF/RBC/RDG

LLJ